Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to the Executive Employment Agreement (this “Amendment”) is entered into as of December 10, 2009 (the “Effective Date”), by and between Landec Corporation (the “Company”) and Gary T. Steele (the “Executive”). Landec Corporation, and Gary T. Steele may each be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement (as defined below).

WHEREAS, the Executive and the Company entered into an Executive Employment Agreement effective as of January 1, 2009 (the “Agreement”); and

WHEREAS, the Parties now wish to modify the terms of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.	Amendment to the Agreement.

1.1.	Amendment to Section 4(a). Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Salary

In consideration of services to be rendered by Executive to the Company, Executive shall be paid an annual base salary as follows:

(i) For the period commencing January 1, 2009, through December 31, 2009 (the “2009 Employment Year”), Executive shall be paid $375,000.00;

(ii) For the period commencing January 1, 2010, through December 31, 2010, Executive shall be paid $375,000.00; and

(iii) For the period commencing January 1, 2011, through the end of the Term of this Agreement, Executive shall be paid $450,000.00 per year.

The annual base salary that is then in effect (the “Base Salary”) will be earned and paid in equal semi-monthly installments, less any deductions required by law, pursuant to procedures regularly established by the Company. Executive’s Base Salary will be subject to review by the Compensation Committee of the Board (the “Committee”) not less than annually, and adjustments can be made at the discretion of the Committee.”

Exhibit 10.1

2.	Miscellaneous Terms.

2.1.	Confirmation of Agreement. Except as modified hereby, the Agreement shall remain in effect in accordance with its terms.

2.2.	Descriptive Headings. The descriptive headings of this Amendment are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Amendment.

2.3.	Entire Agreement. This Amendment and the Agreement as amended hereby constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof.

2.4.	Severability. If any clause or portion thereof in this Amendment is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Amendment, as it is the intent of the Parties that this Amendment, and the Agreement as amended hereby, will be construed in such fashion as to maintain their existence, validity and enforceability to the greatest extent possible. In any such event, this Amendment, and the Agreement as amended hereby, will be construed as if such clause of portion thereof had never been contained therein, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Amendment, and the Agreement as amended hereby, to the fullest extent permitted by applicable law.

2.5.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment.

2.6.	Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same agreement.

[Signature page follows.]

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

COMPANY:

LANDEC CORPORATION

By: /s/Richard S. Schneider
Richard S. Schneider
Director and Chairman of the Compensation Committee

By: /s/Stephen E. Halprin
Stephen E. Halprin
Lead Independent Director

EXECUTIVE:

GARY T. STEELE

/s/Gary T. Steele